UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934


           Date of Report (Date of earliest reported): August 21, 2003



                              IDIAL NETWORKS, INC.
               (Exact name of registrant as specified in charter)



  Nevada                                  0-24962             75-2863583
(State or other jurisdiction             (Commission        (IRS Employer
 of incorporation)                        File Number)       Identification No.)



2204 Timberloch Place Suite 140, The Woodlands, TX                     77380
    (Address of principal executive offices)                         (Zip Code)



   Registrant's telephone number, including area code: 281-465-3100

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Acquisition of the Assets of GBLK Communication, LLC

        On August 7, 2003, iDial Networks, Inc. (the "Company") and GBLK Communications, LLC ("GBLK") entered into an Asset Purchase Agreement dated August 7, 2003 whereby the Company acquired all of the assets of GBLK in consideration for 25,168,212 shares of common stock, the assumption of various liabilities and a note payable by the Company to Daniyel Erdberg, the managing member of GBLK, in the amount of $118,000.

         GBLK is an Application Service Provider (ASP) specializing in high performance Voice Over IP applications for businesses and consumers. GBLK services are based on technology developed using the traditional telephone system infrastructure as well as Voice over IP services. The platform developed is a flexible and reliable technology that permits users to access advanced services through the phone and the Internet.

         The shares of common stock issued in connection with the acquisition of GBLK were not registered under the Securities Act of 1933, as amended (the "Act") and were issued in the reliance upon the exemption from registration provided by section 4(2) of the Act, on the basis that the acquisition is a transaction not involving a public offering. All certificates evidencing these securities bear a customary form of investment legend and may not be sold, pledged, hypothecated or otherwise transferred unless first registered under the Act or pursuant to an available exemption from such registration requirements.

Acquisition of GlobalNet, Inc.

         On May 20, 2003, Growth Enterprise Fund, S.A. ("GEF"), a Panamanian corporation, and GlobalNet Systems, Inc. ("GNSI"), a wholly-owned subsidiary of GEF and a Florida corporation, entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with The Titan Corporation ("Titan"), a Delaware corporation, and its wholly-owned subsidiary, GlobalNet, Inc. ("GlobalNet"), a Nevada corporation, whereby GNSI agreed to acquire 100% of the issued and outstanding common stock of GlobalNet from Titan in exchange for the assumption of certain liabilities of Titan (the "assumed liabilities"), and certain cash payment totaling approximately $1,100,000.

         Subsequently, on August 21, 2003, the Company entered into an Assignment and Assumption of Stock Purchase Agreement by and between the Company, GEF, GNSI and Titan (the "Assignment"), whereby GNSI transferred all of its rights and obligations under the Stock Purchase Agreement, including the right to receive all of the issued and outstanding common stock of GlobalNet, to the Company (the "Acquisition"). On August 21, 2003, amendments were made to the Stock Purchase Agreement to reflect certain payments made by GlobalNet after the date of the Stock Purchase Agreement. In connection with the Stock Purchase Agreement and the Assignment, promissory notes and accrued interest payable in the aggregate amount of approximately $15.6 million payable by GlobalNet to Titan were assigned to the Company (the "GlobalNet Notes"). As consideration for the Acquisition which was completed on August 21, 2003, the Company and GEF engaged in the following transactions with Titan:

        o the Company issued a $1,500,000 principal amount promissory note to Titan (the "Titan Note");

        o the  Company  paid  $1,500,000  to Titan;  and

        o GEF paid $500,000 to Titan.

         In connection with the Assignment, on August 21, 2003, the Company entered into a Purchase Agreement with GEF whereby the Company issued to GEF a $500,000 principal amount promissory note, 100,000 shares of the Company's Series A Preferred Stock, 100,000 shares of Series B Preferred Stock and 60% (2,310,841,329 shares as of August 21, 2003; provided, however, in the event that Company does not payoff all of its outstanding secured convertible debentures purchased by an aggregate of five accredited investors purchased pursuant to the Securities Purchase Agreement dated February 2003, May 2003 and August 2003 prior to the expiration of 60 days from the date of this Agreement, then the Company will be required to issue 2,392,221,188 additional shares) of the Company's outstanding common stock, which such issuance is subject to the Company filing its Certificate of Amendment to its Certificate of Incorporation. In connection with the Acquisition, the Company pledged 100% of the stock of GlobalNet and the GlobalNet Notes to Titan as collateral to secure payment of the assumed liabilities and the Titan Note.

         The shares of Series A Preferred Stock carry limited voting rights, have a stated value of $106 per share and pay cumulative dividends at the rate of $5.30 per share per annum (5% of the stated value). Commencing on December 31, 2003, the Company is required to pay $118,910 of the Series A Preferred Stock on the first business day of each month, which such payment shall be for accrued but unpaid dividends, and to the extent of any excess over such accrued but unpaid dividends, redemption of shares of Series A Preferred Stock. At the option of the holder, the Company must redeem additional shares of the Series A Preferred Stock from the Company's Free Cash Balance, as defined in the Series A Preferred Stock Certificate of Designation. In addition, if the Company fails to make dividend payments on the Series A Preferred Stock, the Series A Preferred Stock is convertible into the Company's common stock at the option of the holder.

         The shares of Series B Preferred Stock have no limited voting rights, have a stated value of $50 per share and pay cumulative dividends at the rate of $2.50 per share per annum (5% of the stated value). Commencing on December 31, 2003, the Company is required to pay $56,090 of the Series A Preferred Stock on the first business day of each month, which such payment shall be for accrued but unpaid dividends, and to the extent of any excess over such accrued but unpaid dividends, redemption of shares of Series A Preferred Stock. At the option of the holder, the Company must redeem additional shares of the Series A Preferred Stock from the Company's Free Cash Balance, as defined in the Series A Preferred Stock Certificate of Designation.

         The shares of common stock and preferred stock issued, or to be issued, in connection with the acquisition of GlobalNet were not registered under the Securities Act of 1933, as amended (the "Act") and were issued in the reliance upon the exemption from registration provided by section 4(2) of the Act, on the basis that the acquisition is a transaction not involving a public offering. All certificates evidencing these securities bear a customary form of investment legend and may not be sold, pledged, hypothecated or otherwise transferred unless first registered under the Act or pursuant to an available exemption from such registration requirements.

         In order to fund the costs of the Acquisition, on August 21, 2003, the Company entered into a Securities Purchase Agreement with unrelated investors, in which the investors provided funding in the amount of $1,750,000. In exchange for such investment, the investors received convertible debentures.

         The debentures issued pursuant to the August 2003 Securities Purchase Agreement bear interest at 12% per year, mature two years from the date of issuance, and are convertible into our common stock, at a rate of $.0016 per share; however, if at any time the market price of our common stock is below $.0016, then the conversion price will be equal to the lesser of (i) $.0016, or
(ii) the average of the lowest 3 intra-day trading prices during the 20 trading days immediately prior to the conversion date discounted by 60%.

         GlobalNet provides international voice, data, fax and Internet services on a wholesale basis over a private IP network to international carriers and other communication service providers in the United States and internationally. GlobalNet's state-of-the-art IP network, utilizing the convergence of voice and data networking, offers customers economical pricing, global reach and an intelligent platform that guarantees fast delivery of value-added services and applications. GlobalNet's principal focus is providing service from the U.S. to Latin America, with 75% of its traffic terminating in Mexico. However, it has established relationships with affiliates worldwide, giving it the ability to carry traffic to more than 240 countries.

         GlobalNet is one of the top ten U.S. service providers of outbound traffic to Latin America and counts among its customers more than 30 Tier 1 and Tier 2 carriers as well as a host of other well known global service providers and PTT organizations. Management has been successful in establishing and maintaining relationships with these customers as a result of its ability to provide consistent, cost effective and high quality service in the capacity constrained telecommunications corridors linking Latin America and the United States. This has been accomplished through the development of partnerships with several Mexican telecommunications companies, including Protel, Marcatel, Bestel and Alestra. Leveraging these relationships and the global reach of the Internet, GlobalNet has grown its revenues from $792,000 in 1997 to approximately $100 million in 2002.

Appointment of New Director and Officer

        As a condition to the Acquisition, the Company's director prior to the transaction is required to appoint Robert Thorell and Arik Meimoun as members of the Board of Directors



ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements of businesses acquired.

     1. Audited Financial Statements of GlobalNet, Inc. for the years ended December 31, 2002 and December 31, 2001 (to be filed by amendment)

     2. Unaudited Financial Statements of GlobalNet, Inc. for the six month period ended June 30, 2003 (to be filed by amendment).

(b)  Proforma Financial Information

     Proforma Financial Information (to be filed by amendment).

(c)  Exhibits.

     2.1  Stock  Purchase  Agreement  by  and  among  GlobalNet  Systems,   Inc,
          GlobalNet, Inc. and The Titan Corporation dated May 20, 2003.

     2.2 Assignment and Assumption of Stock Purchase Agreement dated August 21, 2003 between GlobalNet Systems, Inc. and iDial Networks, Inc.

     2.3 Securities Purchase Agreement dated August 21, 2003 by and between iDial Networks, Inc., Growth Enterprise Fund, S.A. and GlobalNet Systems, Inc.

     2.4 Asset Purchase Agreement dated August 7, 2003 by and between iDial Networks, Inc. and GBLK Communications, LLC.

     4.1 Securities Purchase Agreement dated August 21, 2003 between iDial Networks, Inc. and AJW Partners, LLC, AJW Offshore, Ltd, AJW Qualified Partners, LLC, New Millennium Capital Partners II, LLC and AJW Managed Account.

     4.2 Secured Convertible Debenture with AJW Partners, LLC dated August 21, 2003.

     4.3 Secured Convertible Debenture with AJW Offshore Ltd. dated August 21, 2003.

     4.4 Secured Convertible Debenture with AJW Qualified Partners, LLC dated August 21, 2003.

     4.5 Secured Convertible Debenture with New Millennium Capital Partners II, LLC dated August 21, 2003.

     4.6 Secured Convertible Debenture with AJW Managed Account dated August 21, 2003.

     4.7 Security Agreement dated August 21, 2003 between iDial Networks, Inc. and AJW Partners, LLC, AJW Offshore, Ltd, AJW Qualified Partners, LLC, New Millennium Capital Partners II, LLC and AJW Managed Account.

     4.8 Intellectual Property Security Agreement dated August 21, 2003 between iDial Networks, Inc. and AJW Partners, LLC, AJW Offshore, Ltd, AJW Qualified Partners, LLC, New Millennium Capital Partners II, LLC and AJW Managed Account.

     4.9 Registration Rights Agreement dated August 21, 2003 between iDial Networks, Inc. and AJW Partners, LLC, AJW Offshore, Ltd, AJW Qualified Partners, LLC, New Millennium Capital Partners II, LLC and AJW Managed Account.

     10.1 Assignment and Assumption Agreement dated August 21, 2003 by and between The Titan Corporation and Growth Enterprise Fund, S.A.

     10.2 Reimbursement Agreement dated August 21, 2003 by and between The Titan Corporation and iDial Networks, Inc.

     10.3 Promissory Note dated July 24, 2003 payable by GlobalNet, Inc. to The Titan Corporation.

     10.4 Promissory Note dated August 21, 2003 payable by iDial Networks, Inc. to The Titan Corporation.

     10.5 Pledge Agreement dated August 21, 2003 by and between The Titan Corporation and iDial Networks, Inc.

     10.6 Promissory Note dated August 21, 2003 payable by iDial Networks, Inc. to Growth Enterprise Fund, S.A.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  IDIAL NETWORKS, INC.


Date:  September 5, 2003             /s/Mark T. Wood
       -----------------                ------------------
                                        Mark T. Wood, Chief Executive Officer